Exhibit 10.9
FORBEARANCE AGREEMENT

THIS FORBEARANCE AGREEMENT (this “Agreement”) is entered into as of November 15, 2023, by and among LIGHTNING SYSTEMS, INC. (F/K/A LIGHTNING HYBRIDS, LLC), a Delaware corporation (“Borrower”) and CUPOLA INFRASTRUCTURE INCOME FUND, L.L.L.P, a Colorado limited liability limited partnership, as Lender (“Lender”).
WITNESSETH:
A.Lender and Borrower are parties to that certain Loan and Security Agreement dated as of October 10, 2019 (as amended by that certain First Amendment to Loan and Security Agreement dated as of November 15, 2021, and that certain Amendment No. 2 to Loan and Security Agreement dated as of August 10, 2023 (collectively, the “Loan Agreement”)), whereby Lender has made available to Borrower:
(i) a Working Capital Line in the maximum amount of $3,000,000 (the “Working Capital Loan”), the outstanding balance of which is currently $0.00, and
(ii) a Term Loan in the amount of $3,000,000 (the “Term Loan”), the outstanding principal balance of which is currently $3,000,000.
B.Certain Events of Default have occurred under the Loan Documents (as defined in the Loan Agreement) (the “Existing Events of Default”).
C.Borrower is unable at the present time to cure the Existing Events of Default, and Borrower has asked Lender to forbear from exercising its rights under the Loan Documents, which will inure to Borrower’s direct and substantial benefit.
D.Lender is willing to forbear from exercising such rights as set forth herein, solely for the period and solely on the terms and conditions provided herein.
    NOW, THEREFORE, in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Loan Agreement.
2.Existence of Defaults; Claims and Defenses. As a material inducement to Lender to enter this Agreement, Borrower acknowledges and agrees that:
a.Outstanding Balance. As of October 31, 2023:
i.The total indebtedness due and owing to Lender by Borrower under the Term Loan was principal in the amount of $3,000,000, and accrued interest of $45,863.01.
ii.The total indebtedness due and owing to Lender by Borrower under the Working Line was $0, which amount includes all principal and interest.

b.Existing Defaults. Borrower is in default on its Obligations to Lender under the Loan Documents, including, without limitation, the Events of Default that have occurred, or may be interpreted to have occurred, prior to the date hereof set forth on Schedule 11 attached hereto (the “Existing Defaults”).
c.No Other Defaults. Borrower represents and warrants to Lender that no Events of Default exist except for the Existing Defaults.
d.No Lender Defaults. Lender has fulfilled all of its obligations under the Loan Documents, and has acted reasonably, in good faith and appropriately under the circumstances.
e.No Defenses. Borrower has no defense, deduction, set-off, claim or counterclaim of any kind to its Obligations or liens granted to Lender. Borrower waives the right to contest the occurrence, existence, accuracy or materiality of the Existing Defaults.
f.Full Force and Effect. The Loan Documents are in full force and effect and valid and enforceable in accordance with their terms, subject only to forbearance hereunder regarding the Existing Defaults, and the Collateral secures all of the Obligations.
g.No Lending Obligation. Lender has no obligation to make additional loans or otherwise extend further credit to Borrower under the Loan Documents.
h.Default Notice. To the extent required by the Loan Documents, Lender received timely and proper notice of the Existing Defaults in accordance with the Loan Documents or applicable law and waive any rights to receive further notice thereof.
3.Representations and Warranties of Borrower. As a material inducement to Lender to enter this Agreement, Borrower represents and warrants that:
a.Authorization; Consents; No Conflicts. The execution, delivery, and performance of this Agreement, and the documents required herein, are within the power of Borrower, have been duly authorized by all necessary actions, and do not and will not (i) require any consent or approvals not already provided; (ii) violate any provision of Borrower’s certificate of incorporation/formation or by-laws or operating agreement or any applicable law; (iii) require the consent or approval of, or filing or registration with, any Governmental Authority; or (iv) result in any breach of or constitute a default under, or result in the imposition of any Lien upon any property of Borrower pursuant to any indenture or other agreement or instrument under which Borrower is a party or by which it or its properties may be bound or affected.
b.Enforceability. This Agreement constitutes, and each of the documents required by this Agreement when executed and delivered hereunder will constitute, legal, valid and binding obligations of Borrower enforceable in accordance with its terms.
c.Accuracy of Information. All information provided by Borrower, or any of its agents, is true, correct, and complete in all material respects, as of the date provided and neither contains any untrue statements of material fact nor omits to state any material fact necessary to make the statements made not misleading.
1 Schedules and exhibits have been omitted pursuant to Item 601(A)(5) of Regulation S-K.

4.Forbearance. Lender does not waive the Existing Defaults, any other existing or future Default or Event of Default under any of the Loan Documents, or any of the payment demands made upon Borrower. Nevertheless, in reliance upon the acknowledgments, representations, warranties and agreements of Borrower set forth herein, and subject to satisfaction of the conditions in Section 5 below, Lender agrees to forbear from the following actions by reason of the Existing Defaults:
a.Instituting legal action to enforce rights under the Loan Documents; or
b.Exercising rights as a secured party after default with respect to the Collateral;
during the period of time (the “Forbearance Period”) commencing on the date of this Agreement and ending on the earlier of:
i.February 29, 2024; or
ii.a breach by Borrower of any of the agreements, post-closing obligations, covenants, representations, or warranties of Borrower in this Agreement (each such breach, a “Forbearance Default”);
Upon the expiration or other termination of the Forbearance Period pursuant to Section 4(i)-(ii) of this Agreement, Lender may, in any such case, immediately and without notice of any kind, exercise any and all rights or pursue any and all claims or remedies available to Lender under the Loan Documents or otherwise under applicable law.
5.Conditions. This Agreement shall be effective upon (i) its execution by all parties, and (ii) Lender shall have received payment in the amount of $150,000 delivered pursuant to the wire instructions included on Schedule 2.
6.Release. In further consideration of the execution by Lender of this Agreement, Borrower hereby releases, discharges, waives and agrees to hold harmless Lender and its representatives, agents, employees, attorneys, successors, directors, officers, parents, affiliates, assigns and subsidiaries (collectively, the “Releasees”) from any and all claims, defenses, set-offs, counterclaims, actions, causes of action, suits, controversies, agreements, provisions, liabilities and demands in law or in equity, in contract or in tort, whether known or unknown (collectively, the “Claims”) which Borrower ever had, now has, or may hereafter have, arising from the past or present state of things, against or related to the Releasees and the Loan Documents through the date of this Agreement, including, but not limited to, claims relating to or arising out of the Loan Documents and the negotiation and entrance into this Agreement. Borrower agrees to assume the risk of any and all actually known, constructively known, unknown, unanticipated, or misunderstood Claims that are released hereby, whether related to the good faith, reasonableness, or appropriateness of any action or inaction by Lender. Borrower further agrees that it will not commence, institute, or prosecute any lawsuit, action, or other proceeding, whether judicial, administrative, or otherwise, to collect or enforce any Claim.
7.Indemnification. Borrower expressly acknowledges, agrees and reaffirms its indemnification Obligations set forth in Section 12.3 of the Loan Agreement. Borrower further acknowledges, agrees, and reaffirms that all such indemnification Obligations in Section 12.3 of the Loan Agreement will survive the expiration of the Forbearance Period and the termination of this Agreement, the Loan Agreement, the other Loan Documents, and the payment in full of the Loans.

8.Effect of this Agreement; Collateral. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings given to them in the Loan Agreement. Except as expressly provided for in this Agreement, the Loan Documents are and shall remain in full force and effect. This Agreement shall not release, discharge or satisfy any present or future debts, obligations or liabilities to Lender of Borrower or any other debtor, guarantor or other person or entity liable for payment or performance of any of such debts, obligations or liabilities of Borrower or any mortgage, security interest, lien or other collateral or security for any of such debts, obligations or liabilities of Borrower or such debtors, guarantors, or other persons or entities, or waive any default. Lender expressly reserves all of its rights and remedies with respect to Borrower and all such debtors, guarantors or other persons or entities, and all such mortgages, security interests, liens and other collateral and security. Without limiting the foregoing, loans and all extensions, renewals, modifications, and refinancings thereof, and all present and future debts, obligations, and liabilities of Borrower to Lender shall continue to be secured by the Loan Documents. Borrower acknowledges that Lender shall not be obligated to extend the Forbearance Period, to enter any forbearance agreement on any future occasion, to otherwise forbear from exercising its rights after the expiration or other termination of the Forbearance Period, or to offer Borrower any new credit facility upon the expiration or other termination of the Forbearance Period.
9.Entire Agreement. This Agreement and the other documents referred to herein contain the entire agreement between Lender and Borrower with respect to the subject matter hereof, superseding all previous communications and negotiations, and no representation, undertaking, promise or condition concerning the subject matter hereof shall be binding upon Lender unless clearly expressed in this Agreement or in the other agreements referred to herein. All discussions and correspondence about the terms of a possible extension, modification and/or restructuring of the Loan Documents will be deemed to be in the nature of settlement and compromise negotiations and will not be admissible in any legal or administrative proceedings, deemed actionable under any theory of law, or utilized for any purpose without the consent of all parties. No agreement that is reached shall give rise to any claim or cause of action except for a breach of the express provisions of a legally binding written agreement. This paragraph shall survive any termination of this Agreement.
10.Non-Waiver. No course of dealing between Lender and any other party, or failure or delay on the part of Lender in exercising any rights or remedies hereunder, shall operate as a waiver of any rights or remedies Lender under this or any other agreement. No single or partial exercise of any rights or remedies shall operate as a waiver or preclude the exercise of any other rights or remedies.
11.Relationship of the Parties. Nothing in this Agreement or in the other documents referred to herein, and no action taken pursuant hereto, shall be construed as permitting or obligating Lender to act as financial or business advisor or consultant to Borrower, as permitting or obligating Lender to control or to conduct the operations of the Loan Parties, as creating any fiduciary obligation on the part of Lender to Borrower, as causing Borrower to be treated as an agent of Lender, or as causing Lender and Borrower, to constitute a partnership, association, joint venture or other entity.
12.Interpretation. Each of Borrower and Lender represents that it has had the advice of experienced counsel of its own choosing in connection with the negotiation and execution of this Agreement and with respect to all matters contained herein. This Agreement will not be construed against any party as the drafter hereof. The section headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.
13.Amendments. This Agreement may not be waived, modified, altered or amended except by agreement in writing signed by all the parties hereto.

14.Severability. If one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof. Wherever possible, each provision hereof shall be interpreted in a manner as to be effective and valid.
15.Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon any successor to or permitted assign of any of the parties; provided that Borrower may not assign any rights or delegate any obligations arising herein without the prior written consent of Lender, and any prohibited assignment shall be void ab initio. Lender may assign its rights and interests in this Agreement, the Loan Documents and all documents executed in connection with or related to this Agreement or the Loan Documents, at any time without the consent of or notice to Borrower or any other party.
16.Survival. All agreements, representations, and warranties made herein shall survive the execution of this Agreement, and the representations and warranties of Borrower shall survive the expiration of the Forbearance Period and repayment of the Loans and other amounts owed by Borrower under the Loan Documents.
17.Choice of Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Colorado without giving effect to the choice of law provisions thereof.
18.Counterparts; Electronic Execution, Authorization. This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format will be effective as delivery of a manually executed counterpart of this Agreement. The parties hereto respectively represent and warrant that the persons signing on their behalf have all necessary authority and approval to do so.
19.No Third Party Benefit. This Agreement is solely for the benefit of the parties hereto and their permitted successors and assigns. No other person or entity shall have any rights under, or because of the existence of, this Agreement.
20.Jurisdiction. Lender and Borrower hereby consent to the exclusive jurisdiction of any state or federal court situated in Colorado and waive any objection based on lack of personal jurisdiction, improper venue or forum non conveniens, with regard to any actions, claims, disputes, or proceedings relating to this Agreement, any of the Loan Documents, or any document delivered hereunder or in connection herewith, or any transaction arising from or connected to any of the foregoing. Borrower waives personal service of any and all process upon them and consents to all such service of process made by mail or by messenger directed to it at the following addresses:
Lightning eMotors, Inc.
815 14th Street SW
Suite A100
Loveland, CO 80537
Attn: Chief Legal Officer
Email:

With a copy to:

Michael Small
Foley & Lardner LLP
321 N. Clark St., Suite 3000
Chicago, IL 60654
Email:
Nothing herein shall affect the right of Lender to serve process in any manner permitted by law or limit the right of Lender to bring proceedings against Borrower or any of its property or assets in the competent courts of any other jurisdiction or jurisdictions.
21.Waiver of Jury Trial. The parties to this Agreement hereby jointly and severally waive any and all right to trial by jury in any action or proceeding relating to this Agreement, any of the Loan Documents, any document delivered hereunder or in connection herewith, or any transaction arising from or connected to any of the foregoing. Each party to this Agreement represents that this waiver is knowingly, willingly, and voluntarily given.
[Signature pages follow]

IN WITNESS WHEREOF, the parties have entered this Agreement as of the date first set forth above.

BORROWER:	LIGHTNING SYSTEMS, INC. By: /s/ David Agatston Name: David Agatston Title: Chief Financial Officer
LENDER:	CUPOLA INFRASTRUCTURE INCOME FUND, LLLP By: Asset Management Group Investment Corp., General Partner By: /s/ Michael D. Bergmann Name: Michel D. Bergmann Title: Vice President/Secretary